UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 5, 2020 (February 5, 2020)
  _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
 _________________________________

Delaware	001-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On February 5, 2020, Nuance Communications, Inc. (“Nuance”) issued a notice of full redemption pursuant to the indenture governing its 2.75% Senior Convertible Debentures due 2031 (CUSIP No. 67020Y AF7) (the “2.75% Senior Notes”) announcing that it intends to redeem all of its outstanding 2.75% Senior Notes on March 11, 2020 (such date, the “Redemption Date”) at a redemption price equal to 100% of the principal amount of the 2.75% Senior Notes, plus accrued and unpaid interest thereon, to, but not including, the Redemption Date.
The 2.75% Senior Notes may be converted at any time before 5:00 p.m. Eastern Time on March 10, 2020, the business day prior to the Redemption Date, in accordance with the terms and conditions set forth in the 2.75% Senior Notes and the underlying indenture. The current conversion rate is 34.9385 shares of Nuance common stock per $1,000 principal amount of 2.75% Senior Notes, which is equivalent to a conversion price of approximately $28.62 per share.

The redemption is being made solely pursuant to Nuance’s Notice of Redemption dated February 5, 2020, which will be delivered to the holders of the 2.75% Senior Notes by U.S. Bank National Association, the trustee under the 2.75% Senior Notes indenture. This Current Report on Form 8-K does not constitute a notice of redemption of the 2.75% Senior Notes.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 5, 2020 entitled “Nuance Announces Redemption of 2.75% Senior Convertible Debentures due 2031”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NUANCE COMMUNICATIONS, INC.
By: /s/ Wendy Cassity
Wendy Cassity
Executive Vice President & Chief Legal Officer
Dated:    February 5, 2020